As filed with the U.S. Securities and Exchange Commission on February 1, 2023

Registration Statement No. 333-269207

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	26-1828101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul F. Hickey

President and Chief Executive Officer

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brett Hanson	Barry I. Grossman
Emily Humbert	Sarah Williams
Fox Rothschild LLP	Matthew Bernstein
33 South Sixth Street, Suite 3600	Ellenoff Grossman & Schole LLP
Minneapolis, Minnesota 55402	1345 Avenue of the Americas
(612) 607-7000	New York, New York 10105
(212) 370-1300 (telephone number)
(212) 370-7889 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed for the purpose of filing an updated Exhibit 5.1 to the Registration Statement (Registration No. 333-269207). No changes or additions are being made hereby to the prospectus constituting Part I of the Registration Statement or to Item 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, such prospectus and Items 13, 14, 15, 16(b) and 17 of Part II have not been included in this Amendment No. 2.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit	Description

1.1**	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Obalon’s Registration Statement on Form S-1, filed with the SEC on September 26, 2016).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Obalon’s Current Report on Form 8-K, filed with the SEC on June 14, 2018).

3.3	Certificate of Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Obalon’s Current Report on Form 8-K, filed with the SEC on July 24, 2019).

3.4	Third Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by ReShape on June 15, 2021).

3.5	Fourth Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by ReShape on June 15, 2021).

3.6	Fifth Amendment to the Amended and Restated Certificate of Incorporation of ReShape (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by ReShape on December 28, 2022).

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by ReShape on June 15, 2021).

3.8	Restated Bylaws (incorporated by reference to Exhibit 3.4 to Obalon’s Registration Statement on Form S-1, filed with the SEC on September 26, 2016).

4.1**	Form of Common Warrant

4.2**	Form of Pre-Funded Warrant

4.3**	Form of Underwriters’ Warrant

4.4**	Form of Warrant Agency Agreement between ReShape and American Stock Transfer & Trust Company, LLC

5.1*	Opinion of Fox Rothschild LLP as to the validity of the securities being registered.

10.1	Second Amended and Restated 2003 Stock Incentive Plan, as amended on May 23, 2018 (incorporated by reference to Exhibit 10.2 to ReShape’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018).

10.2	2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to ReShape’s Current Report on Form 8-K filed on December 20, 2022).

10.3	Form of Indemnification Agreement entered into by and between ReShape and each of its executive officers and directors. (Incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to ReShape’s Registration Statement on Form S-1 filed on July 6, 2007 (File No. 333-143265)).

10.4	Employment Agreement, dated November 1, 2022, by and between ReShape and Paul F. Hickey (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by ReShape on November 14, 2022).

10.5	Executive Employment Agreement, dated October 29, 2019, by and between ReShape and Thomas Stankovich (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed by ReShape on April 8, 2022).

Exhibit	Description

10.6	Retention Bonus Agreement, dated August 2, 2022, between ReShape and Thomas Stankovich (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by ReShape on August 2, 2022).

10.7	Lease agreement, entered into January 20, 2017, by and between ReShape Medical, Inc. and San Clemente Holdings, LLC (incorporated by reference to Exhibit 10.38 to ReShape’s Annual Report on Form 10-K filed on April 2, 2018).

10.8	Fourth Amendment to Lease dated May 31, 2018 between Gildred Development Company, DBA Ocean Point and Obalon Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 to ReShape’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2018).

10.9	Clinical Trial Agreement by and between ReShape and Southern California Permanente Medical Group effective as of June 1, 2017 (Incorporated herein by reference to Exhibit 10.1 to ReShape’s Quarterly Report on Form 10-Q filed on May 15, 2017 (File No. 1-33818)).

10.10	Warrant Exercise Agreement, dated June 16, 2022, by and among ReShape Lifesciences Inc. and the investor party thereto (incorporated by reference to Exhibit 10.1 to ReShape’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2022).

10.11	Form of Warrant Amendment Agreement, dated November 8, 2022, by and between ReShape Lifesciences Inc. and the investor party thereto (incorporated by reference to Exhibit 10.1 to ReShape’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022).

21.1	Subsidiaries of ReShape Lifesciences Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by ReShape on April 8, 2022),

23.1*	Consent of Fox Rothschild LLP relating to opinion as to validity of the securities being registered (included in Exhibit 5.1 hereto).

23.2**	Consent of BDO USA LLP.

24.1**	Power of Attorney (included on the signature page to this registration statement) on Form S-1 filed on January 12, 2023.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107**	Calculation of Filing Fee Table

*	Filed herewith.

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on February 1, 2023.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Name: Paul F. Hickey
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul F. Hickey	President and Chief Executive Officer and	February 1, 2023
Paul F. Hickey	Director (Principal Executive Officer)

/s/ Thomas Stankovich	Chief Financial Officer	February 1, 2023
Thomas Stankovich	(Principal Financial Officer and Principal Accounting Officer)

*
Dan W. Gladney	Director	February 1, 2023

*
Gary D. Blackford	Director	February 1, 2023

*
Lori C. McDougal	Director	February 1, 2023

*
Arda M. Minocherhomjee, Ph.D.	Director	February 1, 2023

*	By Paul F. Hickey as attorney-in-fact

/s/ Paul F. Hickey
Paul F. Hickey